UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Histogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, Suite 200 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HSTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

In accordance with the terms set forth in the (i) Certificate of Designations of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock filed with the Delaware Secretary of on March 25, 2022, and (ii) Certificate of Designations of Preferences, Rights and Limitations of Series B Redeemable Convertible Preferred Stock filed with the Delaware Secretary of on March 25, 2022, certain holders of the Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share (individually, the “Series B Preferred Stock”) delivered to Histogen Inc. (the “Company”) between June 1, 2022 and June 3, 2022 delivered a notice of redemption (the “Redemption Notices”) causing the Company to redeem its shares of Series A Preferred Stock and Series B Preferred Stock, as applicable.   Between June 2, 2022 and June 6, 2022, the Company redeemed for cash at a price equal to 105% of the $1,000 stated value per share 1,875 outstanding shares of Series A Preferred Stock and 1,875 outstanding shares of Series B Preferred Stock based on the receipt of the Redemption Notices (the “Preferred Redemption”).  After completion of the Preferred Redemption, 625 shares of Series A Preferred Stock and 625 shares of Series B Preferred Stock remain outstanding.

Item 8.01Other Events

The information set forth above in Item 3.03 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Histogen Inc.

Date: June 7, 2022	By:	/s/ Susan A. Knudson
Name: Susan A. Knudson
Title: Executive Vice President, Chief Financial Officer & Corporate Secretary

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